                                                                   Exhibit 3.101


                              AMENDED AND RESTATED


                                     BYLAWS

                                       OF

                           MARTIN & MacFARLANE, INC.,
                            A California Corporation

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.     OFFICES.

  1.01.        Principal Office ............................................   1
  1.02.        Other Offices ...............................................   1

ARTICLE II.    MEETINGS OF SHAREHOLDERS.
  2.01.        Place of Meetings ...........................................   1
  2.02.        Annual Meetings .............................................   1
  2.03.        Special Meetings ............................................   1
  2.04.        Notice of Shareholders' Meetings ............................   2
  2.05.        Manner of Giving Notice .....................................   2
  2.06.        Affidavit of Notice .........................................   3
  2.07.        Quorum ......................................................   3
  2.08.        Adjourned Meeting ...........................................   3
  2.09.        Voting Generally ............................................   4
  2.10.        Cumulative Voting for Directors .............................   4
  2.11.        Waiver of Notice or Consent by Absent Shareholders ..........   5
  2.12.        Shareholder Action by Written Consent Without a Meeting .....   5
  2.13.        Shareholder Action Taken by Written Consent Without a
               Meeting .....................................................   6
  2.14.        Record Dates for Shareholder Notice, Voting and Giving
               Consents ....................................................   6
  2.15.        Proxies .....................................................   7
  2.16.        Inspectors of Election ......................................   7

ARTICLE III.   Directors.
  3.01.        Powers ......................................................   8
  3.02.        Number and Qualification of Directors .......................   8
  3.03.        Election and Term of Office of Directors ....................   8
  3.04.        Vacancies ...................................................   8
  3.05.        Resignation .................................................   9
  3.06.        Place of Meetings; Meetings by Telephone ....................   9
  3.07.        Annual Meetings .............................................  10
  3.08.        Other Regular Meetings ......................................  10
  3.09.        Special Meetings ............................................  10
  3.10.        Notice of Special Meetings ..................................  10
  3.11.        Quorum ......................................................  10
  3.12.        Waiver of Notice ............................................  11
  3.13.        Adjournment .................................................  11
  3.14.        Notice of Adjournment .......................................  11
  3.15.        Action Without Meeting ......................................  11
  3.16.        Fees and Compensation of Directors ..........................  11



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
ARTICLE IV.    COMMITTEES.
  4.01.        Committees of Directors .....................................  11
  4.02.        Meetings and Action of Committees ...........................  12

ARTICLE V.     OFFICERS.
  5.01.        Officers ....................................................  13
  5.02.        Election of Officers ........................................  13
  5.03.        Subordinate Officers ........................................  13
  5.04.        Removal and Resignation of Officers .........................  13
  5.05.        Vacancies in Offices ........................................  13
  5.06.        Chairman of the Board .......................................  13
  5.07.        President ...................................................  14
  5.08.        Vice Presidents .............................................  14
  5.09.        Secretary ...................................................  14
  5.10.        Chief Financial Officer .....................................  15

ARTICLE VI.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
               AGENTS.

  6.01.        Indemnification .............................................  15

ARTICLE VII.   RECORDS AND REPORTS.

  7.01.        Maintenance and Inspection of Share Register ................  16
  7.02.        Maintenance and Inspection of Bylaws ........................  16
  7.03.        Maintenance and Inspection of Other Corporate Records .......  16
  7.04.        Inspection by Directors .....................................  17
  7.05.        Annual Report to Shareholders ...............................  17
  7.06.        Financial Statements ........................................  17
  7.07.        Annual Statement of General Information .....................  18

ARTICLE VIII.  GENERAL CORPORATE MATTERS.
  8.01.        Record Date for Purposes Other Than Notice and Voting .......  18
  8.02.        Checks, Drafts, Evidences of Indebtedness ...................  19
  8.03.        Corporate Contracts and Instruments, Execution ..............  19
  8.04.        Certificate of Shares .......................................  19
  8.05.        Lost Certificates ...........................................  19
  8.06.        Representation of Shares of Other Corporations ..............  20
  8.07.        Construction and Definitions ................................  20

ARTICLE IX.    AMENDMENTS.

  9.01.        Amendment by Shareholders ...................................  20
  9.02.        Amendment by Directors ......................................  20

                              AMENDED AND RESTATED

                                    BYLAWS OF

                            MARTIN & MacFARLANE, INC.
                            A California Corporation



ARTICLE  I.       OFFICES.

         1.01. Principal Office. The board of directors (the "board") shall fix the location of the principal executive office of the corporation at any place within or outside the State of California.

         1.02. Other Offices. The board may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


ARTICLE II.       MEETINGS OF SHAREHOLDERS.

         2.01. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         2.02. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board. The date designated by the board shall be within ninety (90) days after the end of the corporation's fiscal year and within fifteen (15) months after the last annual meeting. At each annual meeting, directors shall be elected and any other proper business may be transacted.

         2.03. Special Meetings. A special meeting of the shareholders may be called at any time by the board, the chairman of the board, the president or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting. If a special meeting is called by anyone other than the board, the request shall be in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted. The request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to one or more of the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be given promptly to the shareholders entitled to vote, in accordance with the provisions of Sections
2.04 and 2.05, that a meeting will be held at the time requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this section shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board may be held.

         2.04. Notice of Shareholders' Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.05 not less than ten (10) nor more than sixty (60) days before the date of the meeting. Shareholders entitled to notice shall be determined in accordance with
Section 2.14. The notice shall specify the place, date and time of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of all nominees whom, at the time of the notice, the board intends to present for election. If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest pursuant to Section 310 of the California Corporations Code ("Code"), (ii) an amendment of the articles of incorporation pursuant to Code Section 902, (iii) a reorganization of the corporation pursuant to Code Section 1201, (iv) voluntary dissolution of the corporation pursuant to Code Section 1900, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares pursuant to Code Section 2007, the notice shall also state the general nature of that proposal.

         2.05. Manner of Giving Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address appears on the corporation's books or has been given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. If any notice or report addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned by the United States Postal Service marked to indicate that they are unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand at the principal executive office of the corporation for a period of one (1) year from the date of giving the notice or report.

         2.06. Affidavit of Notice. An affidavit of the mailing or other means of giving any notice of any shareholders' meeting or other document sent to shareholders shall be executed by the secretary or assistant secretary of the corporation giving the notice and shall be filed and maintained in the records of the corporation.

         2.07. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

         2.08. Adjourned Meeting. Any shareholders' annual or special meeting may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, whether or not a quorum is present, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.07.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the board shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         2.09. Voting Generally. The shareholders entitled to vote at any meeting shall be determined in accordance with the provisions of Section 2.14, subject to the provisions of Code Sections 702 through 704, inclusive, which relate to voting shares held by a fiduciary, in the name of a corporation or in joint ownership. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter other than the election of directors shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

         2.10. Cumulative Voting for Directors. At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., to cast for any one or more candidates a number of votes greater than the number of the shareholder's shares), unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice at the meeting, prior to commencement of the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         2.11. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the last sentence of Section 2.04, the waiver or consent shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a shareholder at a meeting shall also constitute a waiver of notice of that meeting, except when the shareholder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting which were not so included if that objection is expressly made at the meeting.

         2.12. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

         In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

         All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder or other authorized person giving a written consent may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

         2.13. Notice of Action Taken by Written Consent Without a Meeting. If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting to those shareholders entitled to vote who have not consented in writing. This notice shall be given in the manner specified in Section 2.05. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Code Section 310, (ii) indemnification of agents of the corporation, pursuant to Code Section 317, (iii) a reorganization of the corporation, pursuant to Code Section 1201, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Code Section 2007, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval.

         2.14.    Record Dates for Shareholder Notice, Voting and
Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board may fix a record date, in advance, which shall be not more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, by agreement or in the California General Corporation Law. If the board does not fix a record date:

                  (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held.

                  (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

         2.15. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy, whether by manual signature, typewriting, telegraphic transmission or otherwise, by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Code Sections 705 (e) and 705 (f).

         2.16. Inspectors of Election. Before any meeting of shareholders, the board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3)

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inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall appoint a person to fill that vacancy.

         These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III.      DIRECTORS.

         3.01. Powers. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board.

         3.02. Number and Qualification of Directors. The authorized number of directors shall be nine (9) until changed by an amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

         3.03. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         3.04.    Vacancies. A vacancy in the board shall be deemed to exist if:
(a) a director dies, resigns or is removed by the shareholders or an appropriate court, as provided in Code Sections 303 or 304; (b) the board declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) the authorized number of directors is increased; or

(d) at any shareholders' meeting at which one (1) or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

         Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board, unless the notice specifies a later effective date. If the resignation is effective at a future time, the board may elect a successor to take office when the resignation becomes effective.

         Except for a vacancy caused by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not they constitute a quorum, or by a sole remaining director. A vacancy on the board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created when the board declares the office of a director vacant as provided in clause (b) of the first paragraph of this
Section 3.04 may be filled by the board.

         The shareholders may elect a director at any time to fill a vacancy not filled by the board.

         The term of office of a director elected to fill a vacancy shall run until the next annual meeting of the shareholders, and such a director shall hold office until a successor is elected and qualified.

         3.05. Resignation. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.06. Place of Meetings; Meetings by Telephone. Regular meetings of the board may be held at any place within or outside the State of California as designated from time to time by resolution of the board. In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

         3.07. Annual Meetings. Immediately following each annual meeting of shareholders, the board shall hold a regular meeting for the purpose of organization, election of officers and other business as desired. Notice of this meeting shall not be required.

         3.08. Other Regular Meetings. Other regular meetings of the board shall be held without call at such time as shall from time to time be fixed by the board. Such regular meetings may be held without notice.

         3.09. Special Meetings. Special meetings of the board may be called for any purpose at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

         3.10. Notice of Special Meetings. Special meetings shall be held on four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. Oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. Written notice, if used, shall be addressed to each director at the address shown on the corporation's records. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

         3.11. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.13. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board, subject to the provisions of Code Section 310 as to approval of contracts or transactions in which a director has a direct or indirect material financial interest, Code Section 311 as to appointment of committees and Code Section 317(e) as to indemnification of directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.12. Waiver of Notice. The actions of any meeting of the board, however called and noticed or wherever held, shall be as valid as though transacted at a meeting held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

         3.13. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.14. Notice of Adjournment. Notice of the time and place of resuming a meeting which has been adjourned need not be given unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time set for resuming the adjourned meeting, in the manner specified in Section 3.10, to the directors who were not present at the time of the adjournment.

         3.15. Action Without Meeting. Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Any action by written consent shall have the same force and effect as a unanimous vote of the board. All written consents shall be filed with the minutes of the proceedings of the board.

         3.16. Fees and Compensation of Directors. Directors and members of committees may receive such compensation for their services and such reimbursement of expenses as may be fixed by the board. This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV.       COMMITTEES.

         4.01. Committees of Directors. The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any committee meeting. Any committee, to the extent provided in the resolutions of the board, shall have all the authority of the board, except with respect to:

         (a) The approval of any action which, under the Code, also requires approval of the shareholders or the outstanding shares;

         (b) The filling of vacancies on the board or in any committee;

         (c) The fixing of compensation of the directors for serving on the board or on any committee;

         (d) The amendment or repeal of bylaws or the adoption of new bylaws;

         (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

         (f) A distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; or

         (g) The appointment of any other committees of the board or their members.

         4.02. Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Section 3.06 as to place of meetings, Section 3.08 as to regular meetings, Section 3.09 as to special meetings, Section 3.10 as to notice of special meetings, Section 3.11 as to quorum, Section 3.12 as to waiver of notice, Section 3.13 as to adjournment and Section 3.15 as to action without a meeting, with such changes in the context of those sections as are necessary to substitute the committee and its members for the board and its members, except that the time of regular meetings of committees may be determined either by resolution of the board or by resolution of the committee; special meetings of committees may also be called by resolution of the board; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board may adopt rules for the governance of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V.        OFFICERS.

         5.01. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of
Section 5.03. Any number of offices may be held by the same person.

         5.02. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section
5.03 or 5.05, shall be chosen by the board and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

         5.03. Subordinate Officers. The board may appoint and may empower the president to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board or the president may from time to time determine.

         5.04. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board, at any regular or special meeting of the board or, except in the case of an officer chosen by the board, by any officer upon whom such power of removal may be conferred by the board.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.05. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointment to that office.

         5.06. Chairman of the Board. The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board and exercise and perform such other powers and duties as from time to time may be assigned to the chairman by the board or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.07.

         5.07. President. Subject to such supervisory powers as may be given by the board to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board, have general supervision, direction and control of the business and the officers of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if there be none, at all meetings of the board. The president shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the board or the bylaws.

         5.08. Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board or if not ranked, a vice president designated by the board, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the board, bylaws, president or chairman of the board.

         5.09. Secretary. The secretary shall keep or cause to be kept at the principal executive office or such other place as the board may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders, with the time and place of holding the meeting, whether regular or special and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings.

         The secretary shall keep or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board, a share register or duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give or cause to be given notice of all meetings of the shareholders and of the board required by the bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the board or by the bylaws.

         5.10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall: (a) deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board; (b) disburse the funds of the corporation as may be ordered by the board; (c) render to the president or the board whenever requested an account of all transactions conducted as chief financial officer and of the financial condition of the corporation; and (d) have other powers and perform such other duties as may be prescribed by the board or the bylaws.


ARTICLE VI.       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
                  AGENTS.

         6.01. Indemnification. The corporation shall, to the maximum extent permitted by the California General Corporation Law, have the power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. For purposes of this section, an "agent" of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE VII.      RECORDS AND REPORTS.

         7.01. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at such other place as designated by resolution of the board, a record of the names and addresses of all shareholders and the number and class of shares held by each. A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may
(i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, or (ii) obtain, on written demand and on the tender of the usual charges for such list, a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record dates for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         7.02. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office the original or a copy of these bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         7.03. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders, the board and any committees of the board shall be kept at such place or places designated by the board or, in the absence of such designation, at the principal executive office of the corporation or at such other place or places as designated by resolution of the board. The minutes shall be kept in written form and the accounting books and records shall be kept in either written form or in a form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary of the corporation.

         7.04. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

         7.05. Annual Report to Shareholders. The annual report to shareholders referred to in Code Section 1501 is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board from issuing annual or other periodic reports to the shareholders as the board considers appropriate.

         7.06. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly or other period of each fiscal year and any accompanying balance sheet of the corporation as of the end of each such period that has been prepared by the corporation shall be kept in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any statement or a copy shall be mailed to any such shareholder.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three (3) -month, six (6) -month or nine (9)-month period of the then current fiscal year ended more than thirty (30) days before the date of the request and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement to the person making the request within thirty (30) days after the receipt of the request.

         If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request. The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of that period.

         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         7.07. Annual Statement of General Information. The corporation shall each year file with the Secretary of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Code Section 1502.


ARTICLE VIII.     GENERAL CORPORATE MATTERS.

         8.01. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other action other than action by shareholders by written consent without a meeting, the board may fix a record date, in advance, which shall not be more than sixty (60) nor less than ten (10) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date as fixed, except as otherwise provided in the California General Corporation Law. If the board does not fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth
(60th) day before the date of that action, whichever is later.

         8.02. Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the board.

         8.03. Corporate Contracts and Instruments, Execution. The board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. This authority may be general or confined to specific instances. Unless so authorized or ratified by the board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.04. Certificate of Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of the shares are fully paid. The board may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board, or the president or vice president, and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed on a certificate has ceased to be that officer before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer at the date of issuance.

         8.05. Lost Certificates. Except as provided in this section, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         8.06. Representation of Shares of Other Corporations. The chairman of the board, the president or any vice president, or any other person authorized by resolution of the board or by any of the foregoing designated officers is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted in this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

         8.07. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Code Sections 100 through 195 shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.


ARTICLE IX.       AMENDMENTS.

         9.01. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

         9.02. Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.01, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended or repealed by the board.

                           CERTIFICATION OF SECRETARY


         I certify that:

         1. I am the presently elected and acting secretary of MARTIN & MacFARLANE, INC. A California Corporation; and

         2. The foregoing bylaws are the bylaws of the corporation as adopted by the directors of the corporation on Jan. 25, 1985.

                                       /s/ David B. Weyrich
                                       ---------------------------------------
                                       David B. Weyrich, Secretary